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                                                                      EXHIBIT 21
           MK GOLD COMPANY SUBSIDIARIES
           STATES OF INCORPORATION AND QUALIFICATION


COMPANY NAME & STATE/                                              STATE/COUNTRY
COUNTRY OF INCORPORATION                                          QUALIFICATIONS
------------------------                                          --------------

MK Gold de Mexico, S. de R.L. de C.V.  (Mexico)...........................Mexico